United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(428,380)
Unrealized Gain (Loss) on Market Value of Futures	(2,681,060)
Dividend Income	654
Interest Income	512
Total Income (Loss)	$(3,108,274)

Expenses
General Partner Management Fees	$26,568
Brokerage Commissions	2,366
Non-interested Directors' Fees and Expenses	431
Prepaid Insurance Expense	326
Other Expenses	10,260
Total Expenses	39,951
Expense Waiver	(4,959)
Net Expenses	$34,992
Net Income (Loss)	$(3,143,266)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 4/1/13	$45,790,710
Net Income (Loss)	(3,143,266)

Net Asset Value End of Month	$42,647,444
Net Asset Value Per Unit (550,000 Units)	$77.54

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612